Exhibit 99.1

Realizing the Hidden Value EEI Financial Conference November 7, 2006

Safe Harbor Statement The information contained herein is as of the date of this presentation. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events or developments. Words such as "anticipate," "believe," "expect," "projected" and "goals" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This presentation contains forward-looking statements about DTE Energy's financial results and estimates of future prospects, and actual results may differ materially. Factors that may impact forward-looking statements include, but are not limited to: the higher price of oil and its impact on the value of production tax credits, and the ability to utilize the facilities producing such credits, or the potential requirement to refund proceeds received from synfuel partners; the timing and proceeds from any asset sale or monetization; the uncertainties of successful exploration of gas shale resources and inability to estimate gas reserves with certainty; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws and regulations, and the cost of remediation and compliance; nuclear regulations and operations associated with nuclear facilities; implementation of electric and gas Customer Choice programs; impact of electric and gas utility restructuring in Michigan, including legislative amendments; employee relations and the impact of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; effects of competition; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations; contributions to earnings by non-utility subsidiaries; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against, or damage due to terrorism; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; uncollectible accounts receivable; litigation and related appeals and changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the Company. This presentation should also be read in conjunction with the "Forward-Looking Statements" section in each of DTE Energy's, MichCon's and Detroit Edison's 2005 Form 10-K, and the 2006 quarterly reports on Form 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy, MichCon and Detroit Edison. Cautionary Note - The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation such as "probable reserves" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. You are urged to consider closely the disclosure in our Forms 10-K and 10-Q, File No. 1-11607, available from our offices or from our website at www.dteenergy.com. You can also obtain these Forms from the SEC by calling 1-800-SEC-0330.

DTE Energy is an Attractive Investment stable balance sheet financial flexibility strong dividend competitive and sustainable earnings per share growth utility and non-utility

We Have Executed on a Successful Strategy Build on the strength of core utilities Remain focused on customer service improvements Targeted to produce significant majority of long-term enterprise net income Support attractive dividend Enhance growth with a portfolio of asset-intensive energy businesses Closely linked to core skill or assets Attractive competitive dynamics Risk-reward tradeoffs consistent with investor risk tolerance Require incremental capital Maintain a strong balance sheet Pay an attractive dividend

We are Executing on Our Utility Growth Strategy

DTE Energy

Invest in growth

- Rate base investments on budget and schedule
  - Detroit Edison - environmental investment of ~$1B from 2006-2010, $152M invested in 2006
  - MichCon - system expansion and pipeline integrity program investment ~$250M total, primarily in 2006 & 2007
- Potential new base load power plant post-2010 being evaluated

Strengthen regulatory relationship

- Collaborative settlement efforts in Detroit Edison Show Cause case sets a positive precedent for future rate cases
- Plan to work for an environmental spending recovery to minimize regulatory lag in Detroit Edison's Spring 2007 case filing
- Plan to pursue volume decoupling in MichCon's late 2007 case filing

Reduce cost & improve customer satisfaction

- Performance Excellence Process proceeding as planned
- Making focused investments to drive customer satisfaction
- Lower costs reduce need for rate increases

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on-going Our Performance Excellence Process is on Schedule and Delivering Results 2006E 2007E 2008E 2009E 2010E O&M Savings 44 153 218 218 218 Capital Savings 20 25 32 32 32 PSCR Savings 25 45 50 50 50 Potential Benefits of Performance Excellence Process ($ millions, pre-tax) $50-100 $200-250 $250-350 The Performance Excellence Process is on schedule and delivering performance improvement and cost reductions Through 2007 we expect a significant number of employee separations ~400 employees accepted separation packages to date Expect ~450 total employee separations by year-end In addition ~250 positions have been eliminated through attrition and the cancellation of planned hiring Total cost to achieve savings expected $200- 250M $48M incurred to date We expect to achieve higher customer satisfaction and first quartile operating performance as we drive down costs $30-70 $150-200 $200-250

2005A 2006E 2007E 2008E 2009E 2010E Base Utility Earnings 345 383 361 297 250 199 PEP Savings 27 97 138 138 138 MichCon Rate Increase 36 43 62 Deco Rate Increase 20 70 125 Utility Earnings are Expected to Grow 5-6% $345 Illustrative Profile of Utility Operating Earnings Growth* ($ millions) ~$525 * Reconciliation to GAAP reported earnings included in the appendix $405-415 Detroit Edison rate increase Base utility earnings Performance Excellence Process savings MichCon rate increase Investments are translated into rate base through standard rate case Base utility earnings assumes no rate increase or P.E.P. savings

The Underlying Strength and Growth of the Utilities Supports the Dividend Our current stable dividend is $2.06 per share annually Our dividend policy is based on underlying, long-term cash flows Temporary synfuel cash flows are not part of dividend considerations As utility earnings increase, our payout ratio will decline and provide the flexibility to consider dividend increases as early as 2008 Industry Dividend Yield October 2006 PGN 0.053 ED 0.048 AEE 0.046 KSE 0.046 DTE 0.045 SO 0.042 SCG 0.04 NI 0.04 PEG 0.037 AEP 0.036 D 0.034 CNP 0.033 FPL 0.031 PCG 0.031 PPL 0.031 FE 0.03 EXC 0.026 TXU 0.026 ETR 0.025 EIX 0.025 CEG 0.023 SRE 0.022 CMS 0 DTE 4.5%

We Have Created Significant Value with the Non-Utility Businesses Total Non-Utility Return on Invested Capital 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006E 7 13 14 15 15 21 20 18 18 17 1 15% 21% 20% 18% 18% Our disciplined and consistent approach to non-utility investments has produced very solid returns in excess of traditional utility returns 15% 14% 13% 7% 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006E 16 46 84 88 176 229 262 255 286 325 20 Our non-utility investments have made a significant contribution to earnings over the past 10 years Total Non-Utility Operating Earnings* ($ millions) * Reconciliation to GAAP reported earnings included in the appendix

A Number of Factors Have Made our Non-Utility Activities More Challenging to Value in Recent Years Oil price swings have impacted our synfuel business Losses from our peaker portfolio have been a drag on the results of other healthier businesses Energy Trading has done very well - but accounting earnings have been volatile due to FAS 133 requirements Investors have seen value in our unconventional gas expansion - but raised questions on how that value will be realized for DTE Energy The breadth of our non-utility investments - even if performing well - makes it difficult for some investors to value them efficiently

DTE Energy's Non-Utility Action Plan 3 Lock in, communicate and capitalize on upside in our synfuel business Write down and sell, exit or restructure peaker assets Explore sale of portion of unconventional gas reserves Explore sale of a partnership interest in and recapitalization of our Power & Industrial business Improve Visibility and Valuation of Fuel Transportation & Marketing Businesses Continue to invest in focused areas where we see our strongest opportunities 1 2 4 5 6

Prior Estimate 2007 2008 2009 1000 1200 1300 1400 Lock in, Communicate and Capitalize on Upside in Synfuel Business Expected Synfuel Cash Flow Current Base Case 2006-2009 ($ millions) $1,000 Prior Estimate $1,300 $1,400 Projected 2006-2009 synfuel cash has increased Prior estimate assumed no production after mid-2005 and 100% tax credit phase out Given higher production and additional hedges we recently put in place, we currently expect at least $1.2B of cash If oil prices in 2007 average below the phase out range of ~$62 per barrel, cash proceeds could be $1.4B $1,200 High Case 1 Low Case Base Case* * See appendix for details

Write Down and Sell, Exit or Restructure Peaker Assets 2 In Q3, we wrote down the value of two peaker assets (River Rouge & Crete) Future actions River Rouge to be shut down Crete & Georgetown to be sold East China to be sold or redeployed We believe these assets have a market value of $100-150M These moves will eliminate annual earnings drag of $13M and raise significant sales proceeds Peaking Assets * Operating Income and Reported Income (GAAP) are the same for these assets

Explore Sale of a Portion of Unconventional Gas Reserves 3 In operation since 1990 2,010 gross producing wells 291,000 acres 338 Bcf of proved reserves* 35 Bcf of probable reserves* 22 Bcf of annual production DTE Energy entered into play in 2004 91,000 acres 104 gross producing wells 59 Bcf of proved reserves* 120 Bcf of probable reserves* Production rising rapidly - 4 Bcf in 2006 Barnett Shale Antrim Shale * At year end 2005

Net Production Rate (mmcf/day) 0 19 Gross Producing Wells 5 104 10/15/06 1/1/05 Reserves (Bcfe) Probable Reserves Proven Reserves 8 16 120 59 179 8 12/31/2005 1/1/2005 Acreage Position (thousands) Net Undeveloped Acres Net Developed Acres 49 49 73 18 91 12/31/05 1/1/05 Barnett Shale Operating Metrics 65 12/31/05 10/15/06 1/1/05 12/31/05 4 62 14 10/15/06 76 Production has increased substantially in 2006 Recently completed wells have increased production to 19 mmcfd Target 4+ Bcf net for 2006 5-10 mmcfd awaiting completion/pipeline connections expected to come on line by year end Through Q3 we entered into a series of cash flow hedges Progress being made on proving southern acreage First production in Bosque County on line Currently have one test well drilling in new area and 1-2 additional new area wells planned in 2006 Progress Continues in the Development of the Barnett Shale

Unconventional Gas Production - Potential Asset Monetizations Our unconventional gas team has been very successful at producing value However we recognize that there are challenges that come with combining an E&P business of scale with utilities In addition, long-term success may require more capital than DTE Energy can efficiently supply Therefore, we are exploring options that would allow us to monetize value from some assets, while retaining the ability to benefit from upside in earlier stage holdings We believe this segment has a market valuation of ~$600-1,000M, based on reserves as of 12/31/05* Further details will be communicated as we develop our plan This move will unlock hidden value, scale the business appropriately for DTE Energy, and retain potential for future upside * Details included in the appendix Area Maturity (Time) Low High Harvest or sell Make value visible Enter 1 2 3 4 5 6 Entry Costs, Sale Proceeds E&P Value Curve

Explore Sale of Partnership Interest in and Recapitalization of Power & Industrial Business 4 Power & Industrial includes a portfolio of assets supplying energy to large industrial end-users We have current invested capital of ~$500M in these assets with an ROIC of 11% in 2005 Investment bank provided DTE Energy estimated market value of ~$850M for these assets We are investigating Sale of ~50% equity interest in selected assets Recapitalization with appropriate debt Could result in after-tax proceeds to DTE Energy of ~$500M (~$650M pre-tax) Could also provide structure and source of capital for future investments Transaction will result in substantial cash inflow and provide increased segment valuation visibility

2004 2005** 2006E 2007E 2008E 26 41 40 45 50 5 5 Improve Visibility and Valuation of Fuel Transportation & Marketing Businesses Energy Trading is on track to have its best year ever in 2006 Trading economic earnings and cash flow have been consistently strong; however accounting earnings have been more volatile due to FAS 133 Our Gas & Coal Midstream businesses are exhibiting solid performance and steady growth To improve the visibility and valuation of these businesses, we will move Gas & Coal Midstream Businesses into a separate reporting segment, and explore alternative structures/strategic options for Energy Trading 5 2003 2004 2005 2006 YTD 29 44 -39 75 Energy Trading Operating Earnings* 1998 2003 2004 2005 2006 YTD -7 117 107 106 191 Energy Trading Economic Gross Margin* ($ millions) $117 $107 $106 $191 $29 $44 ($39) $75 ($ millions) * Reconciliation to GAAP reported earnings included in the appendix $26 $41 $40 $45-50 $50-55 Gas & Coal Midstream Operating Earnings* ($ millions) ** Includes $5M gain on asset sale

Continue to Invest in Focused Areas Where We See Our Strongest Opportunities - Midstream & Storage 6 Washington Storage Field Expansion 14 BCF Addition In service April 2006 DTE Investment $46M Expansion in service November 2007 DTE Investment of $27M Potential additional expansion Millennium 186 mile pipeline to New York City In service November 2008 DTE investment $176M Millennium Pipeline Gas Storage Vector Pipeline

Continue to Invest in Focused Areas Where We See Our Strongest Opportunities - Power & Industrial Projects 6 Beginning construction of facility to supply ~400k tons/yr of pulverized coal to steel mill In negotiations on a similar coal supply facility at another steel mill Closing an agreement to own/operate 25MW coal-fired fluidized bed generating facility at industrial site In closing on project involving solid fuel boiler at paper mill We are working a substantial pipeline of Power & Industrial opportunities

Summary of DTE Energy's Non- Utility Action Plan 3 Lock in, communicate and capitalize on upside in our synfuel business Write down and sell, exit or redeploy peaker assets Explore sale of portion of unconventional gas reserves Explore sale of a partnership interest in and recapitalization of our Power & Industrial business Improve Visibility and Valuation of Fuel Transportation & Marketing Businesses Continue to invest in focused areas where we see our strongest opportunities 1 2 4 5 6 Potential Proceeds $200M-400M $50M-150M $250M-1B $400M-600M -- --

Amount, Timing and Use of Proceeds The Non-Utility Action Plan should generate approximately $1B of cash proceeds, with significant upside possible We intend to execute against this plan throughout 2007 In order to enhance shareholder value and to maintain our credit ratings, we will deploy proceeds to repurchasing parent company equity and debt. Details to be provided as the Non- Utility Action Plan is executed While these transactions are not expected to occur until 2007, we are initiating a repurchase of 1 million shares

Summary Our strategy has been successful Built on the strength of core utilities Enhanced growth via portfolio of asset-intensive energy businesses Maintained a strong balance sheet Pay an attractive dividend We are executing our utility growth plans Investing in rate-base growth Strengthening regulatory relationship Reducing costs and improving customer satisfaction We have created significant non-utility value and are exploring ways to realize this value, maintain appropriate scale and improve valuation visibility, while reducing complexity and business risk Through 2007, we expect approximately $1B of cash proceeds, which will be used to fund buybacks of stock and debt We are initiating a repurchase of 1 million shares

Appendix

Unconventional Gas Production Valuation

DTE Energy

Antrim Reserve Valuation

Component	Reserves (Bcfe)	Valuation Comparable ($/mcf)
Probable	35	0.50-1.00
Proved	338	2.50-3.00

($ millions)	$850-1,050
Less: Cost of Legacy Hedges Based on $5 market to hedge price differential	(280)
Less: Allocated debt	(150)
Current Valuation	~$420-620
Current Per share valuation of	~$2.35-3.50

Barnett Reserve Valuation

Component	Reserves (Bcfe)	Valuation Comparable ($/mcf)
Probable*	120	1.50-2.50*
Proved	59	1.50-3.00

($ millions)	$270-480
Less: Allocated debt	(60)
Current Valuation	~$210-420
Current Per share valuation of	~$1.20-2.40

Does not assign any value to our sizable southern acreage

Substantial value has already been created in this business unit

* In northern and western counties, where reserves are well understood

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Annual Synfuel Cash Flow 2006 2007 2008 2009 Total 300 300 900 1225 1300 600 325 75 2007E ~$600 Expected Synfuel Cash Flow - Base Case 2006-2009 ($ millions) 2006E 2008E 2009E Total ~$300 $325 $75 $1,300 Represents ~$6.25 per share NPV at an 8% discount rate 2007 expected cash incorporates hedge proceeds from 2006 Base case assumes oil prices average $66 in 2006 & 2007 Low case (see slide 12) assumes oil prices average $67 in November/December 2006 and more than $76 in 2007 High case (see slide 12) assumes $58 in November/December 2006 and below $62 in 2007

Reconciliations Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Reconciliation of Energy Trading Reported Earnings to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. ($ millions)

Reconciliation of Energy Trading Economic Gross Margin to Accounting Gross Margin ($ millions)

Reconciliation of FY 2005 Reported Earnings to Operating Earnings $345 Utility Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Reconciliation Gas & Coal Midstream Operations Reported Earnings to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.